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                                                                    EXHIBIT 10.1

                        BANK OF AMERICA COMMITMENT LETTER

                                 USA TRUCK, INC.

April 11, 2000



Mr. Jerry D. Orler
Vice President, Finance and Chief Financial Officer
USA Truck Inc.
3108 Industrial Park Road
Van Buren, AR  72956



Re:      $60,000,000 Senior Credit Facility


Mr. Orler:

Bank of America, N.A. ("Bank of America"), SunTrust Bank., and Mercantile Bank N.A. and their respective successors and assigns (individually a "Lender" and collectively the "Lenders") are pleased to advise USA Truck Inc. (the "Borrower") of their respective commitments, as set forth below, which aggregate $60,000,000 on a revolving credit basis in the Senior Credit Facility (the "Senior Credit Facility" or "Facility"). Each Lender, by signing this letter, commits to lend the amount set forth opposite its name on the signature page upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto (the "Summary of Terms"). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Summary of Terms.

Proceeds of the Senior Credit Facility will be used to refinance existing corporate indebtedness' and provide for working capital and other various purposes as outlined in accordance with the Summary of Terms.

Bank of America will act as sole and exclusive Administrative Agent, and as sole and exclusive Lead Arranger and Book Manager for the Facility. No additional agents, co-agents or arrangers will be appointed and no other titles will be awarded without Bank of America's prior written approval.

The commitment of the Lenders hereunder and the agreement of Bank of America to provide the services described herein are subject to the satisfaction of each of the following conditions precedent: (a) compliance with each of the terms and conditions set forth herein and in the Summary of Terms in a manner satisfactory to Lenders; (b) the completion of all due diligence with respect to the Borrower and its subsidiaries, if any; (c) the negotiation, execution and delivery of definitive documentation for the Facility consistent with the Summary of Terms and otherwise satisfactory to each of the Lenders; (d) since the date hereof, there shall not have occurred and be continuing a material adverse change in or material disruption of conditions in the financial, banking or capital markets which, in the sole discretion of Bank of America, are material in connection with the syndication of the Facility; (e) there shall not have occurred or become known any change, occurrence or development that could, in the opinion of Lenders, have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise); and (f) none of the Lenders shall become aware after the date hereof of any information or other matter which in its judgment is inconsistent in a material and adverse manner with any information or other matter disclosed to it prior to the date hereof (in which case

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Bank of America may (i) suggest alternative financing amounts or structures that ensure adequate protection for the Lenders and shall be subject to the approval of all the Lenders in their sole discretion or (ii) terminate this letter and any commitment or undertaking hereunder).

You hereby represent, warrant and covenant that (a) all information, other than Projections (defined below), which has been or is hereafter made available to Bank of America or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (b) all financial projections concerning the Borrower that have been or are hereafter made available to Bank of America or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon assumptions you believe to be reasonable. You agree to furnish Bank of America with such Information and Projections as it may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Facility so that the representation, warranty and covenant in the preceding sentence is correct on such closing date. You understand that in arranging and syndicating the Facility, Bank of America has been using and relying on the Information and the Projections without independent verification thereof.

By acceptance of this offer, USA Truck Inc. agrees to pay all reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses and due diligence expenses of Bank of America) incurred before or after the date hereof by Bank of America in connection with the Facility and the syndication thereof.

You agree to indemnify and hold harmless Bank of America, each Lender and each of their affiliates and their directors, officers, employees, advisors and agents (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred) any and all losses, claims, damages, liabilities, and expenses (including, without limitation, the reasonable fees and expenses of counsel and the allocated cost of internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated by this letter, any related transaction, the Facility or any use made or proposed to be made with the proceeds thereof unless and only to the extent that, as to any Indemnified Party, it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. You agree that no Indemnified Party shall have any liability for any indirect or consequential damages in connection with its activities related to the Facility.

The terms of this letter, the Summary of Terms and the fee letter between you and Bank of America (the "Fee Letter") are confidential and, except for disclosure on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with the Facility or as may be required by law, may not be disclosed in whole or in part to any other person or entity without the prior written consent of Bank of America.

The provisions of the immediately preceding three paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Facility shall be executed and notwithstanding the termination of this letter or any commitment or undertaking hereunder.

This letter and the Fee Letter shall be governed by laws of the State of Missouri. This letter, together with the Summary of Terms and the Fee Letter, are the only agreements that have been entered into among Bank of America, the Lenders and you with respect to the Facility and set forth the entire understanding of the parties with respect thereto. This letter may be modified or amended only by the written agreement



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of all of us. This letter is not assignable by USA Truck Inc. without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

This offer will expire at 5:00 p.m. St. Louis time on Friday, April 14, 2000 unless you execute this letter and the Fee Letter and return them to the Administrative Agent prior to that time (which may be by facsimile transmission), whereupon this letter and the Fee Letter (each of which may be signed in one or more counterparts) shall become binding agreements. Thereafter, this undertaking and commitment will expire on June 1, 2000 unless definitive documentation for the Facilities is executed and delivered prior to such date.

ORAL AGREEMENTS OF COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (LENDERS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,


BANK OF AMERICA, N.A.                        Amount Committed: $24,000,000.00


By:      /s/ John Suskie
   -----------------------------------
Title: V. P.


SUNTRUST BANK                                Amount Committed: $18,000,000.00


By:      /s/ Tim Wagner
   -----------------------------------
Title: F. V. P.


MERCANTILE BANK, N.A.                        Amount Committed: $18,000,000.00


By:      /s/ Eric Hartman
   -----------------------------------
Title: A.V. P.



Accepted and agreed to as of April 11, 2000: and we agree to accept and close the Senior Credit Facility in accordance with the above terms.

USA Truck Inc.


By:      /s/ Jerry D. Orler
   -----------------------------------
Title:   V. P., CFO, & SEC.